APPENDIX A

TO THE CARILLON SERIES TRUST

MULTIPLE CLASS PLAN PURSUANT TO RULE 18F-3

Carillon Chartwell Mid Cap Value Fund – Class Chartwell

Carillon Chartwell Small Cap Value Fund – Class Chartwell

Carillon Chartwell Small Cap Growth Fund – Class Chartwell

Carillon Chartwell Income Fund – Class Chartwell

Carillon Chartwell Short Duration Bond Fund – Class Chartwell

Carillon Chartwell Short Duration High Yield Fund – Class Chartwell

Carillon ClariVest Capital Appreciation Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y shares and Class RJ RETIREMENT

Carillon Eagle Growth & Income Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y shares and Class RJ RETIREMENT

Carillon ClariVest International Stock Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y shares and Class RJ RETIREMENT

Carillon Eagle Mid Cap Growth Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y shares and Class RJ RETIREMENT

Carillon Eagle Small Cap Growth Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y shares and Class RJ RETIREMENT

Carillon Reams Core Bond Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y shares and Class RJ RETIREMENT

Carillon Reams Core Plus Bond Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y shares and Class RJ RETIREMENT

Carillon ClariVest International Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y shares and Class RJ RETIREMENT

Carillon Scout Mid Cap Growth Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y shares and Class RJ RETIREMENT

Carillon Scout Small Cap Growth Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y shares and Class RJ RETIREMENT

Carillon Reams Unconstrained Bond Fund – Class A, Class C, Class I, Class R3, Class R5, Class R6, Class Y shares and Class RJ RETIREMENT

Dated: This 30th Day of June 2022